Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Proxy Statement constituting a part of this Registration Statement on Amendment No. 1 to Form S-4 of our report dated May 21, 2021, except for Notes 2, 8, 9, 11 and 12 as to which the date is December 13, 2021, relating to the financial statements of RedBall Acquisition Corp., which is contained in that Proxy Statement. We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

December 14, 2021